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                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-43073 of Net B@nk, Inc. on Form S-8 of our report dated February 5, 1998, appearing in this Annual Report on Form 10-K of Net B@nk, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
March 25, 1998